UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020
CHESAPEAKE GRANITE WASH TRUST
(Exact name of Registrant as specified in its Charter)

Delaware	001-35343	45-6355635
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis Street, Floor 16 Houston, Texas 77002
(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CHKR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 28, 2019, Chesapeake Granite Wash Trust (the “Trust”) received written notification from the New York Stock Exchange (“NYSE”) that the Trust was not in compliance with the continued listing standards set forth in Rule 802.01C of the NYSE Listed Company Manual because the average closing price of the Trust’s common units (the “Trust Units”) was less than $1.00 over a 30 consecutive trading-day period. Because the Trust was unable to regain compliance with the applicable standards within a six-month cure period concluded February 28, 2020, the NYSE announced the suspension of trading of the Trust Units due to non-compliance with Rule 802.01C of the NYSE Listed Company Manual, effective as of the close of trading on February 28, 2020, and announced that it intended to initiate proceedings to delist the Trust Units.

As a result of the suspension and delisting, the Trust expects the Trust Units to begin trading on March 2, 2020 under the symbol “CHKR” on the OTC Pink Market, which is operated by OTC Markets Group Inc. (the “OTC Pink”). Subscribing broker-dealers view and publish quotes and negotiate trades in the OTC Pink securities on the OTC Markets Group Inc.’s SEC-registered Alternative Trading System, OTC Link® ATS, an interdealer quotation and trade messaging system. The OTC Pink is a significantly more limited market than the NYSE, and the quotation of the Trust Units on the OTC Pink may result in a reduction in demand for and the market price of the Trust Units, and could diminish interest in the Trust from investors, analysts and other market participants. No assurance can be given that an active market in the Trust Units will develop on the OTC Pink, that broker-dealers will continue to provide public quotes of the Trust Units on this market, that the trading volume of the Trust Units will be sufficient to provide for an efficient trading market, or that OTC Markets Group Inc. will not block quotes for the Trust Units in the future. More information about the OTC Markets Group Inc. is available on its website (https://www.otcmarkets.com/).

Item 7.01 Regulation FD Disclosure.

On February 28, 2020, the Trust issued a press release regarding the suspension of trading of the Trust Units on the NYSE and the expected transition of the quotation of the Trust Units to the OTC Pink, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Form 8-K, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions (such as whether the Trust Units will begin trading on the OTC Pink Market) will be determined by factors outside of the control of the Trust and the trustee, including oil and gas commodity prices and actions of market participants. Other important factors that could cause actual results to differ materially include expenses of the Trust and reserves for anticipated future expenses. The Trust and the Trustee do intend, and neither assumes any obligation, to update any of the statements included in this news release. An investment in units issued by the Trust is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as other risks identified in the Trust’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. The Trust’s annual, quarterly and other filed reports are or will be available at the SEC’s website at www.sec.gov. The Trust does not intend, and assumes no obligations, to update any of the statements included in this Form 8-K or the news release.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Document Description

99.1	Press release dated February 28, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE GRANITE WASH TRUST
By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Monika Rusin
Name:	Monika Rusin
Title:	Vice President

Date: February 28, 2020